ITEM 77Q(a) - COPIES OF ALL
MATERIAL AMENDMENTS TO
THE REGISTRANT'S CHARTER OR
BY-LAWS




FEDERATED INSTITUTIONAL TRUST

Amendment No. 14
DECLARATION OF TRUST
dated June 9, 1994

	THIS Declaration of Trust is amended as
follows:

	Delete the first paragraph of Section 5 in
Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and
Designation of Series or Class.
	Without limiting the authority of the
Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

Federated Government Ultrashort Duration Fund
Class A Shares
Class R6 Shares
Institutional Shares
Service Shares
Federated Institutional High Yield Bond Fund
Class R6 Shares
Institutional Shares
Federated Short-Intermediate Total Return Bond
Fund
Class A Shares
Class R6 Shares
Institutional Shares
Service Shares

	The undersigned hereby certify that the
above stated Amendment is a true and correct
Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 10th day of February, 2016, to become effective on September 1, 2016.

	Witness the due execution this 12th day of August, 2016.



/s/ John B.
Fisher
/s/ Peter
E.
Madden
John B.
Fisher
Peter E.
Madden


/s/ John T.
Collins
/s/ Charles
F.
Mansfield,
Jr.
John T.
Collins
 Charles
F.
Mansfield,
Jr.


/s/ J.
Christopher
Donahue
/s/
Thomas
M.
O'Neill
J.
Christopher
Donahue
Thomas
M.
O'Neill


/s/ G.
Thomas
Hough
/s/ P.
Jerome
Richey
G. Thomas
Hough
P. Jerome
Richey


/s/
Maureen
Lally-
Green
/s/ John S.
Walsh
 Maureen
Lally-
Green
John S.
Walsh